                                                                   EXHIBIT 16(a)

Federal Securities Trust - Class A
       10/21/94 - 08/31/95

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
                                                  Since            Since
                                                 Inception       Inception
                                               Average Annual      Total
                                                Total Return       Return*
                                               --------------  --------------
Initial Investment                               $1,000.00        $1,000.00

Divided by Initial Maximum Offering Price             9.54
                                                 ---------
Divided by Net Asset Value                                             9.16
                                                                  ---------
Equals Shares Purchased                            104.803          109.170

Plus Shares Acquired through
  Dividend Reinvestment                              6.404            6.671
                                                 ---------        ---------

Equals Shares Held at 08/31/95                     111.207          115.841

Multiplied by Net Asset Value at 08/31/95             9.63             9.63
                                                 ---------        ---------

Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 08/31/95              1,070.92         1,115.55

Divided by $1,000 (P)                               1.0709           1.1156

Subtract 1                                          0.0709           0.1156

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)          7.09%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              11.56%
                                                                  =========
ERV divided by P                                    1.0709

Raise to the power of                               1.1624

Equals                                              1.0829

Subtract 1                                          0.0829

Expressed as a percentage equals the
  Average Annualized Total Return                    8.29%
                                                 =========
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* Does not include sales charge for the period.